Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Fidelity Hereford Street Trust: Fidelity Money Market Fund of our report dated June 13, 2018; Fidelity Treasury Only Money Market Fund of our report dated June 14, 2018; Fidelity Government Money Market Fund of our report dated June 15, 2018; and Fidelity Flex Government Money Market Fund of our report dated June 18, 2018, relating to the financial statements and financial highlights included in the April 30, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts June 21, 2018